Fifth Third Bancorp Reports First Quarter 2024 Diluted Earnings Per Share of $0.70
Grew deposits year-over-year and further strengthened liquidity and capital positions
Reported results included a negative $0.06 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	1Q24	4Q23	1Q23
         Stability:
•Average deposits increased 5% compared to 1Q23
•Net charge-offs, NPAs, and delinquencies remain below historical levels; zero CRE net charge-offs during the quarter
•Loan-to-core deposit ratio of 71%
•CET1 capital increased 15 bps sequentially to 10.44% reflecting consistent and strong earnings power
    Profitability:
•Strong fee performance driven by 10% growth in wealth and asset management revenue and 11% in treasury management fees compared to 1Q23
•Interest-bearing deposit costs stabilized; increased only 1 bp compared to 4Q23
•Disciplined expense management; expenses increased 1%; adjusted expenses(a) decreased 1% compared to 1Q23
    Growth:
•Generated consumer household growth of 3% compared to 1Q23
•Fifth Third Wealth Advisors surpassed $1 billion in assets under management

Income Statement Data
Net income available to common shareholders	$480	$492	$535
Net interest income (U.S. GAAP)	1,384	1,416	1,517
Net interest income (FTE)(a)	1,390	1,423	1,522
Noninterest income	710	744	696
Noninterest expense	1,342	1,455	1,331

Per Share Data
Earnings per share, basic	$0.70	$0.72	$0.78
Earnings per share, diluted	0.70	0.72	0.78
Book value per share	24.72	25.04	23.87
Tangible book value per share(a)	17.35	17.64	16.41

Balance Sheet & Credit Quality
Average portfolio loans and leases	$117,334	$118,858	$122,812
Average deposits	168,122	169,447	160,645
Accumulated other comprehensive loss	(4,888)	(4,487)	(4,245)
Net charge-off ratio(b)	0.38%	0.32%	0.26%
Nonperforming asset ratio(c)	0.64	0.59	0.51

Financial Ratios
Return on average assets	0.98%	0.98%	1.10%
Return on average common equity	11.6	12.9	13.7
Return on average tangible common equity(a)	17.0	19.8	20.5
CET1 capital(d)(e)	10.44	10.29	9.28
Net interest margin(a)	2.86	2.85	3.29
Efficiency(a)	63.9	67.2	60.0

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third’s financial results once again reflected balance sheet strength, well-managed deposit costs, disciplined credit risk management, and diversified revenue streams. Expenses remain well-controlled and were down slightly year-over-year when excluding certain items.

Our balance sheet positioning and deposit performance provide flexibility in managing through a range of uncertain economic and regulatory environments. Our credit metrics remain below historical levels, with net charge-offs for the quarter in line with our expectations.

We continue to prudently invest in our strategic priorities as highlighted by strong growth in our treasury management fees and wealth and asset management revenue. We also extended our track record of strong organic growth, adding net new households in consumer and new quality relationships in commercial.

While the economic and regulatory environments remain uncertain, we remain well positioned to respond to a range of potential outcomes. We will continue to follow our guiding principles of stability, profitability, and growth – in that order.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 April 19, 2024

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,390	$1,423	$1,522	(2)%	(9)%
Provision for credit losses	94	55	164	71%	(43)%
Noninterest income	710	744	696	(5)%	2%
Noninterest expense	1,342	1,455	1,331	(8)%	1%
Income before income taxes(a)	$664	$657	$723	1%	(8)%

Taxable equivalent adjustment	$6	$7	$5	(14)%	20%
Applicable income tax expense	138	120	160	15%	(14)%
Net income	$520	$530	$558	(2)%	(7)%
Dividends on preferred stock	40	38	23	5%	74%
Net income available to common shareholders	$480	$492	$535	(2)%	(10)%
Earnings per share, diluted	$0.70	$0.72	$0.78	(3)%	(10)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported first quarter 2024 net income of $520 million compared to net income of $530 million in the prior quarter and $558 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $480 million, or $0.70 per diluted share, compared to $492 million, or $0.72 per diluted share, in the prior quarter and $535 million, or $0.78 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 1Q24

(after-tax impact(f); $ in millions, except per share data)

Update to the FDIC special assessment (noninterest expense)	$(25)
Interchange litigation matters
Valuation of Visa total return swap (noninterest income)	(13)
Mastercard litigation (noninterest expense)	(4)
subtotal	(17)

After-tax impact(f) of certain items	$(42)

Diluted earnings per share impact of certain item(s)[1]	$(0.06)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 690.634 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Interest Income
Interest income	$2,614	$2,655	$2,218	(2)%	18%
Interest expense	1,224	1,232	696	(1)%	76%
Net interest income (NII)	$1,390	$1,423	$1,522	(2)%	(9)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.38%	5.31%	4.80%	7	58
Rate paid on interest-bearing liabilities	3.36%	3.34%	2.18%	2	118

Ratios
Net interest rate spread	2.02%	1.97%	2.62%	5	(60)
Net interest margin (NIM)	2.86%	2.85%	3.29%	1	(43)

Compared to the prior quarter, NII decreased $33 million, or 2%, primarily reflecting lower average commercial loans, the continued impact of the deposit mix shift from demand to interest-bearing accounts, and the impact of lower day count, partially offset by the increased yields on new production of fixed rate consumer loans. Compared to the prior quarter, NIM increased 1 bp, primarily reflecting higher loan yields and the impact of day count, partially offset by the deposit mix shift. NIM results continue to be impacted by the decision to carry elevated liquidity given the environment, with the combination of cash and other short term investments exceeding $25 billion at quarter-end.
Compared to the year-ago quarter, NII decreased $132 million, or 9%, reflecting the impact of higher funding costs and deposit mix shift from demand to interest-bearing accounts, partially offset by higher loan yields. Compared to the year-ago quarter, NIM decreased 43 bps, reflecting the impact of higher market rates and their effects on deposit pricing and the decision to carry additional cash, partially offset by higher loan yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$151	$146	$137	3%	10%
Commercial banking revenue	143	163	161	(12)%	(11)%
Mortgage banking net revenue	54	66	69	(18)%	(22)%
Wealth and asset management revenue	161	147	146	10%	10%
Card and processing revenue	102	106	100	(4)%	2%
Leasing business revenue	39	46	57	(15)%	(32)%
Other noninterest income	50	54	22	(7)%	127%
Securities gains, net	10	15	4	(33)%	150%
Securities gains, net - non-qualifying hedges
on mortgage servicing rights	—	1	—	(100)%	NM
Total noninterest income	$710	$744	$696	(5)%	2%

Reported noninterest income decreased $34 million, or 5%, from the prior quarter, and increased $14 million, or 2%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	March	December	March	% Change
	2024	2023	2023	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$710	$744	$696
Valuation of Visa total return swap	17	22	31
Securities (gains) losses, net	(10)	(15)	(4)
Noninterest income excluding certain items(a)	$717	$751	$723	(5)%	(1)%

Noninterest income excluding certain items decreased $34 million, or 5%, from the prior quarter, and decreased $6 million, or 1%, from the year-ago quarter.
Compared to the prior quarter, service charges on deposits increased $5 million, or 3%, primarily reflecting an increase in commercial treasury management fees as well as consumer deposit fees. Commercial banking revenue decreased $20 million, or 12%, primarily reflecting decreases in institutional brokerage revenue and client financial risk management revenue, partially offset by an increase in loan syndication revenue and corporate bond fees. Mortgage banking net revenue decreased $12 million, or 18%, primarily reflecting decreases in MSR net valuation adjustments and origination fees and gains on loan sales, partially offset by a decrease in MSR asset decay. Wealth and asset management revenue increased $14 million, or 10%, primarily driven by seasonally strong tax-related private client service revenue and an increase in personal asset management revenue. Card and processing revenue decreased $4 million, or 4%, driven by a decrease in interchange revenue. Leasing business revenue decreased $7 million, or 15%, primarily reflecting lower lease remarketing revenue.
Compared to the year-ago quarter, service charges on deposits increased $14 million, or 10%, primarily reflecting an increase in commercial treasury management fees. Commercial banking revenue decreased $18 million, or 11%, primarily reflecting decreases in client financial risk management revenue, M&A advisory revenue, and loan syndication revenue, partially offset by an increase in corporate bond fees. Mortgage banking net revenue decreased $15 million, or 22%, primarily reflecting decreases in MSR net valuation adjustments and origination fees and gains on loan sales. Wealth and asset management revenue increased $15 million, or 10%, primarily reflecting increases in personal asset management revenue and brokerage fees. Card and processing revenue increased $2 million, or 2%, driven by higher interchange revenue. Leasing business revenue decreased $18 million, or 32%, reflecting decreases in operating lease revenue and lease remarketing revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$753	$659	$757	14%	(1)%
Net occupancy expense	87	83	81	5%	7%
Technology and communications	117	117	118	—	(1)%
Equipment expense	37	37	37	—	—
Card and processing expense	20	21	22	(5)%	(9)%
Leasing business expense	25	27	34	(7)%	(26)%
Marketing expense	32	30	29	7%	10%
Other noninterest expense	271	481	253	(44)%	7%
Total noninterest expense	$1,342	$1,455	$1,331	(8)%	1%

Reported noninterest expense decreased $113 million, or 8%, from the prior quarter, and increased $11 million, or 1%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,342	$1,455	$1,331
FDIC special assessment	(33)	(224)	—
Mastercard litigation	(5)	—	—
Fifth Third Foundation contribution	—	(15)	—
Restructuring severance expense	—	(5)	(12)
Noninterest expense excluding certain item(s)(a)	$1,304	$1,211	$1,319	8%	(1)%

Compared to the prior quarter, noninterest expense excluding certain items increased $93 million, or 8%, primarily reflecting a seasonal increase in compensation and benefits expense. Noninterest expense in the current quarter included a $15 million expense related to the impact of non-qualified deferred compensation mark-to-market compared to a $17 million expense in the prior quarter, both of which were largely offset in net securities gains through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items decreased $15 million, or 1%, primarily reflecting decreases in leasing business expense and other noninterest expense (excluding the aforementioned certain items), offset by increases in net occupancy expense and marketing expense. The year-ago quarter included a $12 million expense to noninterest expense related to non-qualified deferred compensation mark-to-market (which was largely offset in net securities gains through noninterest income).

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,183	$54,633	$58,149	(3)%	(9)%
Commercial mortgage loans	11,339	11,338	11,121	—	2%
Commercial construction loans	5,732	5,727	5,507	—	4%
Commercial leases	2,542	2,535	2,662	—	(5)%
Total commercial loans and leases	$72,796	$74,233	$77,439	(2)%	(6)%
Consumer loans:
Residential mortgage loans	$16,977	$17,129	$17,581	(1)%	(3)%
Home equity	3,933	3,905	4,005	1%	(2)%
Indirect secured consumer loans	15,172	15,129	16,598	—	(9)%
Credit card	1,773	1,829	1,780	(3)%	—
Solar energy installation loans	3,794	3,630	2,169	5%	75%
Other consumer loans	2,889	3,003	3,240	(4)%	(11)%
Total consumer loans	$44,538	$44,625	$45,373	—	(2)%
Total average portfolio loans and leases	$117,334	$118,858	$122,812	(1)%	(4)%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$74	$72	$56	3%	32%
Consumer loans held for sale	291	379	747	(23)%	(61)%
Total average loans and leases held for sale	$365	$451	$803	(19)%	(55)%

Total average loans and leases	$117,699	$119,309	$123,615	(1)%	(5)%

Securities (taxable and tax-exempt)	$56,456	$57,351	$58,514	(2)%	(4)%
Other short-term investments	21,194	21,506	5,278	(1)%	302%
Total average interest-earning assets	$195,349	$198,166	$187,407	(1)%	4%

Compared to the prior quarter, total average portfolio loans and leases decreased 1%, primarily reflecting a decrease in commercial and industrial (C&I) balances driven by lower demand from corporate borrowers, partially offset by an increase in solar energy installation loans. Average commercial portfolio loans and leases decreased 2%, reflecting a decrease in C&I loan balances. Average consumer portfolio loans were flat, primarily reflecting an increase in solar energy installation loan balances, offset by a decrease in residential mortgage loan balances.
Compared to the year-ago quarter, total average portfolio loans and leases decreased 4%, reflecting decreases in both the commercial and consumer portfolios. Average commercial portfolio loans and leases decreased 6%, primarily reflecting a decrease in C&I loan balances, partially offset by increases in commercial construction loan balances and commercial mortgage loan balances. Average consumer portfolio loans decreased 2%, primarily reflecting decreases in indirect secured consumer loan balances and residential mortgage loan balances, partially offset by an increase in solar energy installation loan balances.
Average securities (taxable and tax-exempt; amortized cost) of $56 billion in the current quarter decreased 2% compared to the prior quarter and decreased 4% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $21 billion in the current quarter decreased 1% compared to the prior quarter and increased 302% compared to the year-ago quarter.
On January 3, 2024, Fifth Third transferred $12.6 billion (amortized cost) of securities, with an unrealized loss of $994 million, from available-for-sale to held-to-maturity. This transfer was in response to Fifth Third's decision to hold these securities to maturity in order to reduce potential capital volatility associated with investment security market price fluctuations.

Total period-end commercial portfolio loans and leases of $72 billion decreased 1% compared to the prior quarter, primarily reflecting a decrease in C&I loan balances, partially offset by an increase in commercial construction loan balances. Compared to the year-ago quarter, total period-end commercial portfolio loans decreased 7%, primarily reflecting a decrease in C&I loan balances, partially offset by an increase in commercial construction loan balances. Period-end commercial revolving line utilization was 36%, compared to 35% in the prior quarter and 37% in the year-ago quarter.
Period-end consumer portfolio loans of $45 billion were flat compared to the prior quarter, reflecting increases in indirect secured consumer loan balances and solar energy installation loan balances, partially offset by decreases in other consumer loan balances and credit card balances. Compared to the year-ago quarter, total period-end consumer portfolio loans decreased 2%, reflecting decreases in indirect secured consumer loan balances and other loan balances, partially offset by an increase in solar energy installation loan balances.
Total period-end securities (taxable and tax-exempt; amortized cost) of $56 billion in the current quarter decreased 2% compared to the prior quarter and decreased 2% compared to the year-ago quarter. Period-end other short-term investments of approximately $23 billion increased 3% compared to the prior quarter, and increased 133% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Average Deposits
Demand	$40,839	$43,396	$50,737	(6)%	(20)%
Interest checking	58,677	57,114	48,717	3%	20%
Savings	18,107	18,252	23,107	(1)%	(22)%
Money market	34,589	34,292	28,420	1%	22%
Foreign office(g)	145	178	143	(19)%	1%
Total transaction deposits	$152,357	$153,232	$151,124	(1)%	1%
CDs $250,000 or less	10,244	10,556	5,173	(3)%	98%
Total core deposits	$162,601	$163,788	$156,297	(1)%	4%
CDs over $250,000	5,521	5,659	4,348	(2)%	27%
Total average deposits	$168,122	$169,447	$160,645	(1)%	5%

CDs over $250,000 includes $4.7BN, $4.8BN, and $4.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/24, 12/31/23, and 3/31/23, respectively.

Compared to the prior quarter, total average deposits decreased 1%, primarily driven by a decline in demand account balances from commercial customer seasonal impacts, partially offset by increases in interest checking and money market balances. Average demand deposits represented 25% of total core deposits in the current quarter, compared to 26% in the prior quarter. Compared to the prior quarter, average consumer segment deposits decreased 1%, average commercial segment deposits were flat, and average wealth & asset management segment deposits were flat. Period-end total deposits were flat compared to the prior quarter.
Compared to the year-ago quarter, total average deposits increased 5%, primarily reflecting increases in interest checking and money market balances, partially offset by decreases in demand account balances and savings balances. Period-end total deposits increased 4% compared to the year-ago quarter.
The period-end portfolio loan-to-core deposit ratio was 71% in the current quarter, compared to 72% in the prior quarter and 78% in the year-ago quarter. Estimated uninsured deposits were approximately $70 billion, or 41% of total deposits, as of quarter end.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$5,521	$5,659	$4,348	(2)%	27%
Federal funds purchased	201	191	487	5%	(59)%
Securities sold under repurchase agreements	366	350	327	5%	12%
FHLB advances	3,111	3,293	4,803	(6)%	(35)%
Derivative collateral and other secured borrowings	57	34	245	68%	(77)%
Long-term debt	15,515	16,588	13,510	(6)%	15%
Total average wholesale funding	$24,771	$26,115	$23,720	(5)%	4%

CDs over $250,000 includes $4.7BN, $4.8BN, and $4.1BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 3/31/24, 12/31/23, and 3/31/23, respectively.

Compared to the prior quarter, average wholesale funding decreased 5%, primarily reflecting decreases in long-term debt and FHLB advances. Compared to the year-ago quarter, average wholesale funding increased 4%, primarily reflecting an increase in long-term debt and CDs over $250,000, partially offset by a decrease in FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	March	December	September	June	March
	2024	2023	2023	2023	2023

Total nonaccrual portfolio loans and leases (NPLs)	$708	$649	$570	$629	$593
Repossessed property	8	10	11	8	8
OREO	27	29	31	24	22
Total nonperforming portfolio loans and leases and OREO (NPAs)	$743	$688	$612	$661	$623

NPL ratio(h)	0.61%	0.55%	0.47%	0.52%	0.48%
NPA ratio(c)	0.64%	0.59%	0.51%	0.54%	0.51%

Portfolio loans and leases 30-89 days past due (accrual)	$342	$359	$316	$339	$317
Portfolio loans and leases 90 days past due (accrual)	35	36	29	51	46

30-89 days past due as a % of portfolio loans and leases	0.29%	0.31%	0.26%	0.28%	0.26%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.02%	0.04%	0.04%

Allowance for loan and lease losses (ALLL), beginning	$2,322	$2,340	$2,327	$2,215	$2,194
Impact of adoption of ASU 2022-02	—	—	—	—	(49)
Total net losses charged-off	(110)	(96)	(124)	(90)	(78)
Provision for loan and lease losses	106	78	137	202	148
ALLL, ending	$2,318	$2,322	$2,340	$2,327	$2,215

Reserve for unfunded commitments, beginning	$166	$189	$207	$232	$216
(Benefit from) provision for the reserve for unfunded commitments	(12)	(23)	(18)	(25)	16
Reserve for unfunded commitments, ending	$154	$166	$189	$207	$232

Total allowance for credit losses (ACL)	$2,472	$2,488	$2,529	$2,534	$2,447

ACL ratios:
As a % of portfolio loans and leases	2.12%	2.12%	2.11%	2.08%	1.99%
As a % of nonperforming portfolio loans and leases	349%	383%	443%	403%	413%
As a % of nonperforming portfolio assets	333%	362%	413%	383%	393%

ALLL as a % of portfolio loans and leases	1.99%	1.98%	1.95%	1.91%	1.80%

Total losses charged-off	$(146)	$(133)	$(158)	$(121)	$(110)
Total recoveries of losses previously charged-off	36	37	34	31	32
Total net losses charged-off	$(110)	$(96)	$(124)	$(90)	$(78)

Net charge-off ratio (NCO ratio)(b)	0.38%	0.32%	0.41%	0.29%	0.26%
Commercial NCO ratio	0.19%	0.13%	0.34%	0.16%	0.17%
Consumer NCO ratio	0.67%	0.64%	0.53%	0.50%	0.42%

Nonperforming portfolio loans and leases were $708 million in the current quarter, with the resulting NPL ratio of 0.61%. Compared to the prior quarter, NPLs increased $59 million with the NPL ratio increasing 6 bps. Compared to the year-ago quarter, NPLs increased $115 million with the NPL ratio increasing 13 bps.
Nonperforming portfolio assets were $743 million in the current quarter, with the resulting NPA ratio of 0.64%. Compared to the prior quarter, NPAs increased $55 million with the NPA ratio increasing 5 bps. Compared to the year-ago quarter, NPAs increased $120 million with the NPA ratio increasing 13 bps.
The provision for credit losses totaled $94 million in the current quarter. The allowance for credit loss ratio represented 2.12% of total portfolio loans and leases at quarter end, compared with 2.12% for the prior quarter end and 1.99% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 349% of nonperforming portfolio loans and leases and 333% of nonperforming portfolio assets.
Net charge-offs were $110 million in the current quarter, resulting in an NCO ratio of 0.38%. Compared to the prior quarter, net charge-offs increased $14 million and the NCO ratio increased 6 bps. Commercial net charge-offs were $35 million, resulting in a commercial NCO ratio of 0.19%, which increased 6 bps compared to the prior quarter. Consumer net charge-offs were $75 million, resulting in a consumer NCO ratio of 0.67%, which increased 3 bps compared to the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $32 million and the NCO ratio increased 12 bps, reflecting a continued normalization from near-historically low net charge-offs in the year-ago quarter. The commercial NCO ratio increased 2 bps compared to the prior year, and the consumer NCO ratio increased 25 bps compared to the prior year.

Capital Position
	As of and For the Three Months Ended
	March	December	September	June	March
	2024	2023	2023	2023	2023
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	8.78%	8.04%	8.30%	8.90%	8.77%
Tangible equity(a)	8.75%	8.65%	8.46%	8.58%	8.39%
Tangible common equity (excluding AOCI)(a)	7.77%	7.67%	7.49%	7.57%	7.38%
Tangible common equity (including AOCI)(a)	5.67%	5.73%	4.51%	5.26%	5.49%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.44%	10.29%	9.80%	9.49%	9.28%
Tier 1 risk-based capital	11.75%	11.59%	11.06%	10.73%	10.53%
Total risk-based capital	13.78%	13.72%	13.13%	12.83%	12.64%
Leverage	8.94%	8.73%	8.85%	8.81%	8.67%

The CET1 capital ratio was 10.44%, the Tangible common equity to tangible assets ratio was 7.77% excluding AOCI, and 5.67% including AOCI. The Tier 1 risk-based capital ratio was 11.75%, the Total risk-based capital ratio was 13.78%, and the Leverage ratio was 8.94%. Fifth Third did not execute share repurchases in the first quarter of 2024.

Tax Rate
The effective tax rate for the quarter was 21.1% compared with 18.4% in the prior quarter and 22.3% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 26.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for March 31, 2024

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25
Non-GAAP Reconciliation	26-28
Segment Presentation	29

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps
$ in millions, except per share data				Change
(unaudited)	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Income Statement Data
Net interest income	$1,384	$1,416	$1,517	(2%)	(9%)
Net interest income (FTE)(a)	1,390	1,423	1,522	(2%)	(9%)
Noninterest income	710	744	696	(5%)	2%
Total revenue (FTE)(a)	2,100	2,167	2,218	(3%)	(5%)
Provision for credit losses	94	55	164	71%	(43%)
Noninterest expense	1,342	1,455	1,331	(8%)	1%
Net income	520	530	558	(2%)	(7%)
Net income available to common shareholders	480	492	535	(2%)	(10%)

Earnings Per Share Data
Net income allocated to common shareholders	$480	$492	$535	(2%)	(10%)
Average common shares outstanding (in thousands):
Basic	685,750	684,413	684,017	—	—
Diluted	690,634	687,729	689,566	—	—
Earnings per share, basic	$0.70	$0.72	$0.78	(3%)	(10%)
Earnings per share, diluted	0.70	0.72	0.78	(3%)	(10%)

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.33	—	6%
Book value per share	24.72	25.04	23.87	(1%)	4%
Market value per share	37.21	34.49	26.64	8%	40%
Common shares outstanding (in thousands)	683,812	681,125	680,537	—	—
Market capitalization	$25,445	$23,492	$18,129	8%	40%

Financial Ratios
Return on average assets	0.98%	0.98%	1.10%	—	(12)
Return on average common equity	11.6%	12.9%	13.7%	(132)	(206)
Return on average tangible common equity(a)	17.0%	19.8%	20.5%	(281)	(351)
Noninterest income as a percent of total revenue(a)	34%	34%	31%	—	300
Dividend payout	50.0%	48.6%	42.3%	140	770
Average total Bancorp shareholders’ equity as a percent of average assets	8.78%	8.04%	8.77%	74	1
Tangible common equity(a)	7.77%	7.67%	7.38%	10	39
Net interest margin (FTE)(a)	2.86%	2.85%	3.29%	1	(43)
Efficiency (FTE)(a)	63.9%	67.2%	60.0%	(330)	390
Effective tax rate	21.1%	18.4%	22.3%	270	(120)

Credit Quality
Net losses charged-off	$110	$96	$78	15%	41%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.38%	0.32%	0.26%	6	12
ALLL as a percent of portfolio loans and leases	1.99%	1.98%	1.80%	1	19
ACL as a percent of portfolio loans and leases(g)	2.12%	2.12%	1.99%	—	13
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.64%	0.59%	0.51%	5	13

Average Balances
Loans and leases, including held for sale	$117,699	$119,309	$123,615	(1%)	(5%)
Securities and other short-term investments	77,650	78,857	63,792	(2%)	22%
Assets	213,203	214,057	205,084	—	4%
Transaction deposits(b)	152,357	153,232	151,124	(1%)	1%
Core deposits(c)	162,601	163,788	156,297	(1%)	4%
Wholesale funding(d)	24,771	26,115	23,720	(5%)	4%
Bancorp shareholders' equity	18,727	17,201	17,977	9%	4%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.44%	10.29%	9.28%	15	116
Tier 1 risk-based capital	11.75%	11.59%	10.53%	16	122
Total risk-based capital	13.78%	13.72%	12.64%	6	114
Leverage	8.94%	8.73%	8.67%	21	27

Additional Metrics
Banking centers	1,070	1,088	1,069	(2%)	—
ATMs	2,082	2,104	2,118	(1%)	(2%)
Full-time equivalent employees	18,657	18,724	19,474	—	(4%)
Assets under care ($ in billions)(h)	$634	$574	$542	10%	17%
Assets under management ($ in billions)(h)	62	59	57	5%	9%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Income Statement Data
Net interest income	$1,384	$1,416	$1,438	$1,457	$1,517
Net interest income (FTE)(a)	1,390	1,423	1,445	1,463	1,522
Noninterest income	710	744	715	726	696
Total revenue (FTE)(a)	2,100	2,167	2,160	2,189	2,218
Provision for credit losses	94	55	119	177	164
Noninterest expense	1,342	1,455	1,188	1,231	1,331
Net income	520	530	660	601	558
Net income available to common shareholders	480	492	623	562	535

Earnings Per Share Data
Net income allocated to common shareholders	$480	$492	$623	$562	$535
Average common shares outstanding (in thousands):
Basic	685,750	684,413	684,224	684,029	684,017
Diluted	690,634	687,729	687,059	686,386	689,566
Earnings per share, basic	$0.70	$0.72	$0.91	$0.82	$0.78
Earnings per share, diluted	0.70	0.72	0.91	0.82	0.78

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.35	$0.33	$0.33
Book value per share	24.72	25.04	21.19	23.05	23.87
Market value per share	37.21	34.49	25.33	26.21	26.64
Common shares outstanding (in thousands)	683,812	681,125	680,990	680,850	680,537
Market capitalization	$25,445	$23,492	$17,249	$17,845	$18,129

Financial Ratios
Return on average assets	0.98%	0.98%	1.26%	1.17%	1.10%
Return on average common equity	11.6%	12.9%	16.3%	13.9%	13.7%
Return on average tangible common equity(a)	17.0%	19.8%	24.7%	20.5%	20.5%
Noninterest income as a percent of total revenue(a)	34%	34%	33%	33%	31%
Dividend payout	50.0%	48.6%	38.5%	40.2%	42.3%
Average total Bancorp shareholders’ equity as a percent of average assets	8.78%	8.04%	8.30%	8.90%	8.77%
Tangible common equity(a)	7.77%	7.67%	7.49%	7.57%	7.38%
Net interest margin (FTE)(a)	2.86%	2.85%	2.98%	3.10%	3.29%
Efficiency (FTE)(a)	63.9%	67.2%	55.0%	56.2%	60.0%
Effective tax rate	21.1%	18.4%	22.0%	22.5%	22.3%

Credit Quality
Net losses charged-off	$110	$96	$124	$90	$78
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.38%	0.32%	0.41%	0.29%	0.26%
ALLL as a percent of portfolio loans and leases	1.99%	1.98%	1.95%	1.91%	1.80%
ACL as a percent of portfolio loans and leases(g)	2.12%	2.12%	2.11%	2.08%	1.99%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.64%	0.59%	0.51%	0.54%	0.51%

Average Balances
Loans and leases, including held for sale	$117,699	$119,309	$122,266	$123,987	$123,615
Securities and other short-term investments	77,650	78,857	69,950	65,073	63,792
Assets	213,203	214,057	208,385	206,079	205,084
Transaction deposits(b)	152,357	153,232	150,088	147,723	151,124
Core deposits(c)	162,601	163,788	159,718	155,482	156,297
Wholesale funding(d)	24,771	26,115	24,289	25,628	23,720
Bancorp shareholders’ equity	18,727	17,201	17,305	18,344	17,977

Regulatory Capital Ratios(e)(f)
CET1 capital	10.44%	10.29%	9.80%	9.49%	9.28%
Tier 1 risk-based capital	11.75%	11.59%	11.06%	10.73%	10.53%
Total risk-based capital	13.78%	13.72%	13.13%	12.83%	12.64%
Leverage	8.94%	8.73%	8.85%	8.81%	8.67%

Additional Metrics
Banking centers	1,070	1,088	1,073	1,072	1,069
ATMs	2,082	2,104	2,101	2,114	2,118
Full-time equivalent employees	18,657	18,724	18,804	19,225	19,474
Assets under care ($ in billions)(h)	$634	$574	$547	$554	$542
Assets under management ($ in billions)(h)	62	59	57	59	57
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change
(unaudited)	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,859	$1,889	$1,714	(2%)	8%
Interest on securities	455	451	439	1%	4%
Interest on other short-term investments	294	308	60	(5%)	390%
Total interest income	2,608	2,648	2,213	(2%)	18%

Interest Expense
Interest on deposits	954	952	478	—	100%
Interest on federal funds purchased	3	3	5	—	(40%)
Interest on other short-term borrowings	47	49	57	(4%)	(18%)
Interest on long-term debt	220	228	156	(4%)	41%
Total interest expense	1,224	1,232	696	(1%)	76%

Net Interest Income	1,384	1,416	1,517	(2%)	(9%)

Provision for credit losses	94	55	164	71%	(43%)
Net Interest Income After Provision for Credit Losses	1,290	1,361	1,353	(5%)	(5%)

Noninterest Income
Service charges on deposits	151	146	137	3%	10%
Commercial banking revenue	143	163	161	(12%)	(11%)
Mortgage banking net revenue	54	66	69	(18%)	(22%)
Wealth and asset management revenue	161	147	146	10%	10%
Card and processing revenue	102	106	100	(4%)	2%
Leasing business revenue	39	46	57	(15%)	(32%)
Other noninterest income	50	54	22	(7%)	127%
Securities gains, net	10	15	4	(33%)	150%
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	1	—	(100%)	NM
Total noninterest income	710	744	696	(5%)	2%

Noninterest Expense
Compensation and benefits	753	659	757	14%	(1%)
Net occupancy expense	87	83	81	5%	7%
Technology and communications	117	117	118	—	(1%)
Equipment expense	37	37	37	—	—
Card and processing expense	20	21	22	(5%)	(9%)
Leasing business expense	25	27	34	(7%)	(26%)
Marketing expense	32	30	29	7%	10%
Other noninterest expense	271	481	253	(44%)	7%
Total noninterest expense	1,342	1,455	1,331	(8%)	1%
Income Before Income Taxes	658	650	718	1%	(8%)
Applicable income tax expense	138	120	160	15%	(14%)
Net Income	520	530	558	(2%)	(7%)
Dividends on preferred stock	40	38	23	5%	74%
Net Income Available to Common Shareholders	$480	$492	$535	(2%)	(10%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Interest Income
Interest and fees on loans and leases	$1,859	$1,889	$1,899	$1,831	$1,714
Interest on securities	455	451	444	437	439
Interest on other short-term investments	294	308	186	102	60
Total interest income	2,608	2,648	2,529	2,370	2,213

Interest Expense
Interest on deposits	954	952	844	655	478
Interest on federal funds purchased	3	3	2	5	5
Interest on other short-term borrowings	47	49	52	90	57
Interest on long-term debt	220	228	193	163	156
Total interest expense	1,224	1,232	1,091	913	696

Net Interest Income	1,384	1,416	1,438	1,457	1,517

Provision for credit losses	94	55	119	177	164
Net Interest Income After Provision for Credit Losses	1,290	1,361	1,319	1,280	1,353

Noninterest Income
Service charges on deposits	151	146	149	144	137
Commercial banking revenue	143	163	154	146	161
Mortgage banking net revenue	54	66	57	59	69
Wealth and asset management revenue	161	147	145	143	146
Card and processing revenue	102	106	104	106	100
Leasing business revenue	39	46	58	47	57
Other noninterest income	50	54	55	74	22
Securities gains (losses), net	10	15	(7)	7	4
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	1	—	—	—
Total noninterest income	710	744	715	726	696

Noninterest Expense
Compensation and benefits	753	659	629	650	757
Net occupancy expense	87	83	84	83	81
Technology and communications	117	117	115	114	118
Equipment expense	37	37	37	36	37
Card and processing expense	20	21	21	20	22
Leasing business expense	25	27	29	31	34
Marketing expense	32	30	35	31	29
Other noninterest expense	271	481	238	266	253
Total noninterest expense	1,342	1,455	1,188	1,231	1,331
Income Before Income Taxes	658	650	846	775	718
Applicable income tax expense	138	120	186	174	160
Net Income	520	530	660	601	558
Dividends on preferred stock	40	38	37	39	23
Net Income Available to Common Shareholders	$480	$492	$623	$562	$535

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	March	December	March
	2024	2023	2023	Seq	Yr/Yr
Assets
Cash and due from banks	$2,796	$3,142	$2,780	(11%)	1%
Other short-term investments	22,840	22,082	9,794	3%	133%
Available-for-sale debt and other securities(a)	38,791	50,419	50,719	(23%)	(24%)
Held-to-maturity securities(b)	11,520	2	2	NM	NM
Trading debt securities	1,151	899	1,174	28%	(2%)
Equity securities	380	613	323	(38%)	18%
Loans and leases held for sale	339	378	749	(10%)	(55%)
Portfolio loans and leases:
Commercial and industrial loans	52,209	53,270	57,720	(2%)	(10%)
Commercial mortgage loans	11,346	11,276	11,228	1%	1%
Commercial construction loans	5,789	5,621	5,548	3%	4%
Commercial leases	2,572	2,579	2,743	—	(6%)
Total commercial loans and leases	71,916	72,746	77,239	(1%)	(7%)
Residential mortgage loans	16,995	17,026	17,608	—	(3%)
Home equity	3,883	3,916	3,958	(1%)	(2%)
Indirect secured consumer loans	15,306	14,965	16,484	2%	(7%)
Credit card	1,737	1,865	1,761	(7%)	(1%)
Solar energy installation loans	3,871	3,728	2,416	4%	60%
Other consumer loans	2,777	2,988	3,391	(7%)	(18%)
Total consumer loans	44,569	44,488	45,618	—	(2%)
Portfolio loans and leases	116,485	117,234	122,857	(1%)	(5%)
Allowance for loan and lease losses	(2,318)	(2,322)	(2,215)	—	5%
Portfolio loans and leases, net	114,167	114,912	120,642	(1%)	(5%)
Bank premises and equipment	2,376	2,349	2,219	1%	7%
Operating lease equipment	427	459	578	(7%)	(26%)
Goodwill	4,918	4,919	4,915	—	—
Intangible assets	115	125	157	(8%)	(27%)
Servicing rights	1,756	1,737	1,725	1%	2%
Other assets	12,930	12,538	12,880	3%	—
Total Assets	$214,506	$214,574	$208,657	—	3%

Liabilities
Deposits:
Demand	$41,849	$43,146	$49,649	(3%)	(16%)
Interest checking	58,809	57,257	49,924	3%	18%
Savings	18,229	18,215	22,563	—	(19%)
Money market	35,025	34,374	28,482	2%	23%
Foreign office	129	162	134	(20%)	(4%)
CDs $250,000 or less	10,337	10,552	6,624	(2%)	56%
CDs over $250,000	5,209	5,206	5,599	—	(7%)
Total deposits	169,587	168,912	162,975	—	4%
Federal funds purchased	247	193	177	28%	40%
Other short-term borrowings	2,866	2,861	7,364	—	(61%)
Accrued taxes, interest and expenses	1,965	2,195	1,577	(10%)	25%
Other liabilities	5,379	4,861	5,307	11%	1%
Long-term debt	15,444	16,380	12,893	(6%)	20%
Total Liabilities	195,488	195,402	190,293	—	3%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,742	3,757	3,682	—	2%
Retained earnings	23,224	22,997	22,032	1%	5%
Accumulated other comprehensive loss	(4,888)	(4,487)	(4,245)	9%	15%
Treasury stock	(7,227)	(7,262)	(7,272)	—	(1%)
Total Equity	19,018	19,172	18,364	(1%)	4%
Total Liabilities and Equity	$214,506	$214,574	$208,657	—	3%
(a) Amortized cost	$43,400	$55,789	$55,958	(22%)	(22%)
(b) Market values	11,341	2	2	NM	NM
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	683,812	681,125	680,537	—	—
Treasury	240,080	242,768	243,356	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Assets
Cash and due from banks	$2,796	$3,142	$2,837	$2,594	$2,780
Other short-term investments	22,840	22,082	18,923	10,943	9,794
Available-for-sale debt and other securities(a)	38,791	50,419	47,893	49,329	50,719
Held-to-maturity securities(b)	11,520	2	2	2	2
Trading debt securities	1,151	899	1,222	1,139	1,174
Equity securities	380	613	250	331	323
Loans and leases held for sale	339	378	614	760	749
Portfolio loans and leases:
Commercial and industrial loans	52,209	53,270	55,790	56,897	57,720
Commercial mortgage loans	11,346	11,276	11,122	11,310	11,228
Commercial construction loans	5,789	5,621	5,582	5,475	5,548
Commercial leases	2,572	2,579	2,624	2,670	2,743
Total commercial loans and leases	71,916	72,746	75,118	76,352	77,239
Residential mortgage loans	16,995	17,026	17,293	17,503	17,608
Home equity	3,883	3,916	3,898	3,911	3,958
Indirect secured consumer loans	15,306	14,965	15,434	16,097	16,484
Credit card	1,737	1,865	1,817	1,818	1,761
Solar energy installation loans	3,871	3,728	3,383	2,961	2,416
Other consumer loans	2,777	2,988	3,145	3,249	3,391
Total consumer loans	44,569	44,488	44,970	45,539	45,618
Portfolio loans and leases	116,485	117,234	120,088	121,891	122,857
Allowance for loan and lease losses	(2,318)	(2,322)	(2,340)	(2,327)	(2,215)
Portfolio loans and leases, net	114,167	114,912	117,748	119,564	120,642
Bank premises and equipment	2,376	2,349	2,303	2,275	2,219
Operating lease equipment	427	459	480	537	578
Goodwill	4,918	4,919	4,919	4,919	4,915
Intangible assets	115	125	136	146	157
Servicing rights	1,756	1,737	1,822	1,764	1,725
Other assets	12,930	12,538	13,818	12,973	12,880
Total Assets	$214,506	$214,574	$212,967	$207,276	$208,657

Liabilities
Deposits:
Demand	$41,849	$43,146	$43,844	$45,264	$49,649
Interest checking	58,809	57,257	53,421	52,743	49,924
Savings	18,229	18,215	20,195	21,342	22,563
Money market	35,025	34,374	33,492	30,012	28,482
Foreign office	129	162	168	182	134
CDs $250,000 or less	10,337	10,552	10,306	8,833	6,624
CDs over $250,000	5,209	5,206	6,246	5,752	5,599
Total deposits	169,587	168,912	167,672	164,128	162,975
Federal funds purchased	247	193	205	163	177
Other short-term borrowings	2,866	2,861	4,594	5,817	7,364
Accrued taxes, interest and expenses	1,965	2,195	1,834	1,765	1,577
Other liabilities	5,379	4,861	5,808	5,316	5,307
Long-term debt	15,444	16,380	16,310	12,278	12,893
Total Liabilities	195,488	195,402	196,423	189,467	190,293
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,742	3,757	3,733	3,708	3,682
Retained earnings	23,224	22,997	22,747	22,366	22,032
Accumulated other comprehensive loss	(4,888)	(4,487)	(6,839)	(5,166)	(4,245)
Treasury stock	(7,227)	(7,262)	(7,264)	(7,266)	(7,272)
Total Equity	19,018	19,172	16,544	17,809	18,364
Total Liabilities and Equity	$214,506	$214,574	$212,967	$207,276	$208,657
(a) Amortized cost	$43,400	$55,789	$55,557	$55,399	$55,958
(b) Market values	11,341	2	2	2	2
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	683,812	681,125	680,990	680,850	680,537
Treasury	240,080	242,768	242,903	243,042	243,356

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended
	March	March
	2024	2023
Total Equity, Beginning	$19,172	$17,327
Impact of cumulative effect of change in accounting principle	(10)	37
Net income	520	558
Other comprehensive (loss) income, net of tax:
Change in unrealized losses:
Available-for-sale debt securities	(179)	600
Qualifying cash flow hedges	(247)	265
Amortization of unrealized losses on securities transferred to held-to-maturity	25	—
Comprehensive income	119	1,423
Cash dividends declared:
Common stock	(243)	(229)
Preferred stock	(40)	(23)
Impact of stock transactions under stock compensation plans, net	20	30
Shares acquired for treasury	—	(201)
Total Equity, Ending	$19,018	$18,364

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	March		December		March
(unaudited)	2024		2023		2023
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,256	7.08%	$54,688	7.10%	$58,204	6.41%
Commercial mortgage loans(a)	11,339	6.28%	11,338	6.26%	11,121	5.54%
Commercial construction loans(a)	5,732	7.20%	5,744	6.96%	5,507	6.50%
Commercial leases(a)	2,543	4.24%	2,535	3.76%	2,663	3.48%
Total commercial loans and leases	72,870	6.87%	74,305	6.85%	77,495	6.19%
Residential mortgage loans	17,268	3.55%	17,508	3.51%	18,329	3.39%
Home equity	3,933	8.29%	3,905	8.28%	4,006	6.47%
Indirect secured consumer loans	15,172	4.93%	15,129	4.69%	16,598	3.95%
Credit card	1,773	13.73%	1,829	13.81%	1,780	14.16%
Solar energy installation loans	3,794	7.77%	3,630	7.00%	2,169	4.62%
Other consumer loans	2,889	8.96%	3,003	8.99%	3,238	8.52%
Total consumer loans	44,829	5.54%	45,004	5.38%	46,120	4.69%
Total loans and leases	117,699	6.36%	119,309	6.30%	123,615	5.63%
Securities:
Taxable securities	55,016	3.26%	55,884	3.13%	57,110	3.06%
Tax exempt securities(a)	1,440	3.27%	1,467	3.29%	1,404	3.11%
Other short-term investments	21,194	5.58%	21,506	5.68%	5,278	4.65%
Total interest-earning assets	195,349	5.38%	198,166	5.31%	187,407	4.80%
Cash and due from banks	2,743		2,759		3,136
Other assets	17,432		15,471		16,687
Allowance for loan and lease losses	(2,321)		(2,339)		(2,146)
Total Assets	$213,203		$214,057		$205,084

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,677	3.38%	$57,114	3.41%	$48,717	2.34%
Savings deposits	18,107	0.69%	18,252	0.63%	23,107	0.59%
Money market deposits	34,589	2.91%	34,292	2.85%	28,420	1.20%
Foreign office deposits	145	2.43%	178	2.32%	143	1.91%
CDs $250,000 or less	10,244	4.15%	10,556	4.14%	5,173	2.67%
Total interest-bearing core deposits	121,762	2.91%	120,392	2.89%	105,560	1.67%
CDs over $250,000	5,521	5.22%	5,659	5.21%	4,348	4.15%
Total interest-bearing deposits	127,283	3.01%	126,051	3.00%	109,908	1.76%
Federal funds purchased	201	5.41%	191	5.38%	487	4.55%
Securities sold under repurchase agreements	366	1.82%	350	1.47%	327	0.73%
FHLB advances	3,111	5.72%	3,293	5.66%	4,803	4.44%
Derivative collateral and other secured borrowings	57	7.21%	34	9.77%	245	5.90%
Long-term debt	15,515	5.71%	16,588	5.47%	13,510	4.68%
Total interest-bearing liabilities	146,533	3.36%	146,507	3.34%	129,280	2.18%
Demand deposits	40,839		43,396		50,737
Other liabilities	7,104		6,953		7,090
Total Liabilities	194,476		196,856		187,107
Total Equity	18,727		17,201		17,977
Total Liabilities and Equity	$213,203		$214,057		$205,084
Ratios:
Net interest margin (FTE)(b)		2.86%		2.85%		3.29%
Net interest rate spread (FTE)(b)		2.02%		1.97%		2.62%
Interest-bearing liabilities to interest-earning assets		75.01%		73.93%		68.98%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,183	$54,633	$57,001	$58,137	$58,149
Commercial mortgage loans	11,339	11,338	11,216	11,373	11,121
Commercial construction loans	5,732	5,727	5,539	5,535	5,507
Commercial leases	2,542	2,535	2,616	2,700	2,662
Total commercial loans and leases	72,796	74,233	76,372	77,745	77,439
Consumer loans:
Residential mortgage loans	16,977	17,129	17,400	17,517	17,581
Home equity	3,933	3,905	3,897	3,937	4,005
Indirect secured consumer loans	15,172	15,129	15,787	16,281	16,598
Credit card	1,773	1,829	1,808	1,783	1,780
Solar energy installation loans	3,794	3,630	3,245	2,787	2,169
Other consumer loans	2,889	3,003	3,121	3,277	3,240
Total consumer loans	44,538	44,625	45,258	45,582	45,373
Total average portfolio loans and leases	$117,334	$118,858	$121,630	$123,327	$122,812

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$74	$72	$17	$19	$56
Consumer loans held for sale	291	379	619	641	747
Average loans and leases held for sale	$365	$451	$636	$660	$803

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,209	$53,270	$55,790	$56,897	$57,720
Commercial mortgage loans	11,346	11,276	11,122	11,310	11,228
Commercial construction loans	5,789	5,621	5,582	5,475	5,548
Commercial leases	2,572	2,579	2,624	2,670	2,743
Total commercial loans and leases	71,916	72,746	75,118	76,352	77,239
Consumer loans:
Residential mortgage loans	16,995	17,026	17,293	17,503	17,608
Home equity	3,883	3,916	3,898	3,911	3,958
Indirect secured consumer loans	15,306	14,965	15,434	16,097	16,484
Credit card	1,737	1,865	1,817	1,818	1,761
Solar energy installation loans	3,871	3,728	3,383	2,961	2,416
Other consumer loans	2,777	2,988	3,145	3,249	3,391
Total consumer loans	44,569	44,488	44,970	45,539	45,618
Total portfolio loans and leases	$116,485	$117,234	$120,088	$121,891	$122,857

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$32	$44	$81	$32	$24
Consumer loans held for sale	307	334	533	728	725
Loans and leases held for sale	$339	$378	$614	$760	$749

Operating lease equipment	$427	$459	$480	$537	$578

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,197	$1,231	$1,217	$1,122	$1,090
Commercial mortgage loans	632	655	711	748	696
Commercial construction loans	293	283	288	260	386
Commercial leases	703	703	721	642	588
Residential mortgage loans	99,596	100,842	101,889	102,817	103,399
Solar energy installation loans	641	658	673	691	710
Other consumer loans	139	146	154	162	171
Total loans and leases serviced for others	103,201	104,518	105,653	106,442	107,040
Total loans and leases owned or serviced	$220,452	$222,589	$226,835	$229,630	$231,224
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	March	December	September	June	March
	2024(a)	2023	2023	2023	2023
Regulatory Capital(b)
CET1 capital	$16,932	$16,800	$16,510	$16,100	$15,727
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,048	18,916	18,626	18,216	17,843
Tier 2 capital	3,293	3,484	3,485	3,565	3,588
Total regulatory capital	$22,341	$22,400	$22,111	$21,781	$21,431
Risk-weighted assets	$162,141	$163,223	$168,433	$169,720	$169,510

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	8.78%	8.04%	8.30%	8.90%	8.77%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.44%	10.29%	9.80%	9.49%	9.28%
Tier 1 risk-based capital	11.75%	11.59%	11.06%	10.73%	10.53%
Total risk-based capital	13.78%	13.72%	13.13%	12.83%	12.64%
Leverage	8.94%	8.73%	8.85%	8.81%	8.67%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.61%	12.42%	11.96%	11.25%	11.63%
Total risk-based capital	13.95%	13.85%	13.38%	12.67%	13.05%
Leverage	9.61%	9.38%	9.59%	9.26%	9.62%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Average portfolio loans and leases:
Commercial and industrial loans	$53,183	$54,633	$57,001	$58,137	$58,149
Commercial mortgage loans	11,339	11,338	11,216	11,373	11,121
Commercial construction loans	5,732	5,727	5,539	5,535	5,507
Commercial leases	2,542	2,535	2,616	2,700	2,662
Total commercial loans and leases	72,796	74,233	76,372	77,745	77,439
Residential mortgage loans	16,977	17,129	17,400	17,517	17,581
Home equity	3,933	3,905	3,897	3,937	4,005
Indirect secured consumer loans	15,172	15,129	15,787	16,281	16,598
Credit card	1,773	1,829	1,808	1,783	1,780
Solar energy installation loans	3,794	3,630	3,245	2,787	2,169
Other consumer loans	2,889	3,003	3,121	3,277	3,240
Total consumer loans	44,538	44,625	45,258	45,582	45,373
Total average portfolio loans and leases	$117,334	$118,858	$121,630	$123,327	$122,812

Losses charged-off:
Commercial and industrial loans	($40)	($30)	($70)	($35)	($32)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	(1)
Commercial leases	—	—	—	—	—
Total commercial loans and leases	(40)	(30)	(70)	(35)	(33)
Residential mortgage loans	—	(1)	(1)	(1)	(1)
Home equity	(2)	(2)	(2)	(2)	(1)
Indirect secured consumer loans	(35)	(35)	(27)	(25)	(23)
Credit card	(23)	(22)	(19)	(21)	(20)
Solar energy installation loans	(14)	(11)	(8)	(7)	(3)
Other consumer loans	(32)	(32)	(31)	(30)	(29)
Total consumer loans	(106)	(103)	(88)	(86)	(77)
Total losses charged-off	($146)	($133)	($158)	($121)	($110)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$5	$2	$5	$3	$2
Commercial mortgage loans	—	3	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	1	—	—
Total commercial loans and leases	5	5	6	3	2
Residential mortgage loans	—	1	1	1	1
Home equity	2	2	2	1	1
Indirect secured consumer loans	11	10	8	9	9
Credit card	5	4	4	5	5
Solar energy installation loans	2	1	—	—	—
Other consumer loans	11	14	13	12	14
Total consumer loans	31	32	28	28	30
Total recoveries of losses previously charged-off	$36	$37	$34	$31	$32

Net losses charged-off:
Commercial and industrial loans	($35)	($28)	($65)	($32)	($30)
Commercial mortgage loans	—	3	—	—	—
Commercial construction loans	—	—	—	—	(1)
Commercial leases	—	—	1	—	—
Total commercial loans and leases	(35)	(25)	(64)	(32)	(31)
Residential mortgage loans	—	—	—	—	—
Home equity	—	—	—	(1)	—
Indirect secured consumer loans	(24)	(25)	(19)	(16)	(14)
Credit card	(18)	(18)	(15)	(16)	(15)
Solar energy installation loans	(12)	(10)	(8)	(7)	(3)
Other consumer loans	(21)	(18)	(18)	(18)	(15)
Total consumer loans	(75)	(71)	(60)	(58)	(47)
Total net losses charged-off	($110)	($96)	($124)	($90)	($78)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.27%	0.20%	0.45%	0.22%	0.21%
Commercial mortgage loans	—	(0.10%)	—	0.01%	0.01%
Commercial construction loans	—	—	—	(0.01%)	0.10%
Commercial leases	(0.04%)	0.01%	(0.08%)	(0.03%)	(0.04%)
Total commercial loans and leases	0.19%	0.13%	0.34%	0.16%	0.17%
Residential mortgage loans	(0.01%)	(0.01%)	—	—	—
Home equity	0.03%	0.05%	0.03%	0.06%	(0.04%)
Indirect secured consumer loans	0.64%	0.64%	0.47%	0.38%	0.34%
Credit card	4.19%	3.90%	3.25%	3.61%	3.43%
Solar energy installation loans	1.31%	1.09%	0.91%	0.95%	0.45%
Other consumer loans	2.71%	2.60%	2.46%	2.20%	2.05%
Total consumer loans	0.67%	0.64%	0.53%	0.50%	0.42%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.38%	0.32%	0.41%	0.29%	0.26%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	March	December	September	June	March
	2024	2023	2023	2023	2023
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,322	$2,340	$2,327	$2,215	$2,194
Total net losses charged-off	(110)	(96)	(124)	(90)	(78)
Provision for loan and lease losses	106	78	137	202	148
Impact of adoption of ASU 2022-02	—	—	—	—	(49)
Allowance for loan and lease losses, ending	$2,318	$2,322	$2,340	$2,327	$2,215

Reserve for unfunded commitments, beginning	$166	$189	$207	$232	$216
(Benefit from) provision for the reserve for unfunded commitments	(12)	(23)	(18)	(25)	16
Reserve for unfunded commitments, ending	$154	$166	$189	$207	$232

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,318	$2,322	$2,340	$2,327	$2,215
Reserve for unfunded commitments	154	166	189	207	232
Total allowance for credit losses	$2,472	$2,488	$2,529	$2,534	$2,447

	As of
	March	December	September	June	March
	2024	2023	2023	2023	2023
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$332	$304	$262	$322	$280
Commercial mortgage loans	39	20	18	22	44
Commercial construction loans	1	1	—	—	5
Commercial leases	—	1	1	1	5
Residential mortgage loans	137	124	127	137	129
Home equity	60	57	58	61	68
Indirect secured consumer loans	32	36	31	23	27
Credit card	32	34	32	30	29
Solar energy installation loans	65	60	28	25	1
Other consumer loans	10	12	13	8	5
Total nonaccrual portfolio loans and leases	708	649	570	629	593
Repossessed property	8	10	11	8	8
OREO	27	29	31	24	22
Total nonperforming portfolio loans and leases and OREO	743	688	612	661	623
Nonaccrual loans held for sale	5	1	6	2	—
Total nonperforming assets	$748	$689	$618	$663	$623

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$9	$8	$3	$6	$17
Commercial mortgage loans	—	—	—	20	—
Commercial leases	2	—	—	—	—
Total commercial loans and leases	11	8	3	26	17
Residential mortgage loans(c)	5	7	6	7	9
Home equity	—	—	—	1	1
Credit card	19	21	20	17	18
Other consumer loans	—	—	—	—	1
Total consumer loans	24	28	26	25	29
Total loans and leases 90 days past due (accrual)(b)	$35	$36	$29	$51	$46
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.38%	0.32%	0.41%	0.29%	0.26%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.12%	2.12%	2.11%	2.08%	1.99%
As a percent of nonperforming portfolio loans and leases(a)	349%	383%	443%	403%	413%
As a percent of nonperforming portfolio assets(a)	333%	362%	413%	383%	393%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.61%	0.55%	0.47%	0.52%	0.48%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.64%	0.59%	0.51%	0.54%	0.51%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.64%	0.59%	0.51%	0.54%	0.50%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	March	December	September	June	March
		2024	2023	2023	2023	2023
	Net interest income	$1,384	$1,416	$1,438	$1,457	$1,517
	Add: Taxable equivalent adjustment	6	7	7	6	5
	Net interest income (FTE) (a)	1,390	1,423	1,445	1,463	1,522

	Net interest income (annualized) (b)	5,566	5,618	5,705	5,844	6,152
	Net interest income (FTE) (annualized) (c)	5,591	5,646	5,733	5,868	6,173

	Interest income	2,608	2,648	2,529	2,370	2,213
	Add: Taxable equivalent adjustment	6	7	7	6	5
	Interest income (FTE)	2,614	2,655	2,536	2,376	2,218
	Interest income (FTE) (annualized) (d)	10,513	10,533	10,061	9,530	8,995

	Interest expense (annualized) (e)	4,923	4,888	4,328	3,662	2,823
	Average interest-earning assets (f)	195,349	198,166	192,216	189,060	187,407
	Average interest-bearing liabilities (g)	146,533	146,507	139,779	134,590	129,280

	Net interest margin (b) / (f)	2.85%	2.83%	2.97%	3.09%	3.28%
	Net interest margin (FTE) (c) / (f)	2.86%	2.85%	2.98%	3.10%	3.29%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.02%	1.97%	2.13%	2.32%	2.62%

	Income before income taxes	$658	$650	$846	$775	$718
	Add: Taxable equivalent adjustment	6	7	7	6	5
	Income before income taxes (FTE)	664	657	853	781	723

	Net income available to common shareholders	480	492	623	562	535
	Add: Intangible amortization, net of tax	8	8	8	8	9
	Tangible net income available to common shareholders (h)	488	500	631	570	544
	Tangible net income available to common shareholders (annualized) (i)	1,963	1,984	2,503	2,286	2,206

	Average Bancorp shareholders’ equity	18,727	17,201	17,305	18,344	17,977
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,919)	(4,919)	(4,919)	(4,915)
	Average intangible assets	(121)	(130)	(141)	(152)	(163)
	Average tangible common equity, including AOCI (j)	11,572	10,036	10,129	11,157	10,783
Less:	Average AOCI	4,938	6,244	5,835	4,480	4,442
	Average tangible common equity, excluding AOCI (k)	16,510	16,280	15,964	15,637	15,225

	Total Bancorp shareholders’ equity	19,018	19,172	16,544	17,809	18,364
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,919)	(4,919)	(4,919)	(4,915)
	Intangible assets	(115)	(125)	(136)	(146)	(157)
	Tangible common equity, including AOCI (l)	11,869	12,012	9,373	10,628	11,176
Less:	AOCI	4,888	4,487	6,839	5,166	4,245
	Tangible common equity, excluding AOCI (m)	16,757	16,499	16,212	15,794	15,421
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	18,873	18,615	18,328	17,910	17,537

	Total assets	214,506	214,574	212,967	207,276	208,657
Less:	Goodwill	(4,918)	(4,919)	(4,919)	(4,919)	(4,915)
	Intangible assets	(115)	(125)	(136)	(146)	(157)
	Tangible assets, including AOCI (o)	209,473	209,530	207,912	202,211	203,585
Less:	AOCI, before tax	6,187	5,680	8,657	6,539	5,373
	Tangible assets, excluding AOCI (p)	$215,660	$215,210	$216,569	$208,750	$208,958

	Common shares outstanding (q)	684	681	681	681	681

	Tangible equity (n) / (p)	8.75%	8.65%	8.46%	8.58%	8.39%
	Tangible common equity (excluding AOCI) (m) / (p)	7.77%	7.67%	7.49%	7.57%	7.38%
	Tangible common equity (including AOCI) (l) / (o)	5.67%	5.73%	4.51%	5.26%	5.49%
	Tangible book value per share (including AOCI) (l) / (q)	$17.35	$17.64	$13.76	$15.61	$16.41
	Tangible book value per share (excluding AOCI) (m) / (q)	$24.50	$24.23	$23.81	$23.19	$22.64

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	March	December	March
	2024	2023	2023
Net income (r)	$520	$530	$558
Net income (annualized) (s)	2,091	2,103	2,263

Adjustments (pre-tax items)
FDIC special assessment	33	224	—
Valuation of Visa total return swap	17	22	31
Mastercard litigation	5	—	—
Fifth Third Foundation contribution	—	15	—
Restructuring severance expense	—	5	12
Adjustments, after-tax (t)(a)	42	205	33

Adjustments (tax related items)
Tax benefit associated with resolution of certain acquisition related tax matters	—	(17)	—
Adjustments (tax related items) (u)	—	(17)	—

Noninterest income (v)	710	744	696
Valuation of Visa total return swap	17	22	31
Adjusted noninterest income (w)	727	766	727

Noninterest expense (x)	1,342	1,455	1,331
FDIC special assessment	(33)	(224)	—
Mastercard litigation	(5)	—	—
Fifth Third Foundation contribution	—	(15)	—
Restructuring severance expense	—	(5)	(12)
Adjusted noninterest expense (y)	1,304	1,211	1,319

Adjusted net income (r) + (t) + (u)	562	718	591
Adjusted net income (annualized) (z)	2,260	2,849	2,397

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	530	688	577
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,132	2,730	2,340

Average assets (ab)	$213,203	$214,057	$205,084

Return on average tangible common equity (i) / (j)	17.0%	19.8%	20.5%
Return on average tangible common equity excluding AOCI (i) / (k)	11.9%	12.2%	14.5%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	18.4%	27.2%	21.7%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	12.9%	16.8%	15.4%

Return on average assets (s) / (ab)	0.98%	0.98%	1.10%
Adjusted return on average assets (z) / (ab)	1.06%	1.33%	1.17%
Efficiency ratio (FTE) (x) / [(a) + (v)]	63.9%	67.2%	60.0%
Adjusted efficiency ratio (y) / [(a) + (w)]	61.6%	55.3%	58.6%
Total revenue (FTE) (a) + (v)	$2,100	$2,167	$2,218
Adjusted total revenue (FTE) (a) + (w)	$2,117	$2,189	$2,249
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$758	$712	$887
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$813	$978	$930
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended March 31, 2024(b)	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$690	$1,125	$59	$(484)	$1,390
(Provision for) benefit from credit losses	(71)	(84)	—	61	(94)
Net interest income after (provision for) benefit from credit losses	619	1,041	59	(423)	1,296
Noninterest income	326	266	102	16	710
Noninterest expense	(501)	(639)	(103)	(99)	(1,342)
Income (loss) before income taxes	444	668	58	(506)	664
Applicable income tax (expense) benefit(a)	(75)	(141)	(12)	84	(144)
Net income (loss)	$369	$527	$46	$(422)	$520

For the three months ended December 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$812	$1,190	$66	$(645)	$1,423
(Provision for) benefit from credit losses	25	(81)	—	1	(55)
Net interest income after (provision for) benefit from credit losses	837	1,109	66	(644)	1,368
Noninterest income	332	284	91	37	744
Noninterest expense	(488)	(614)	(90)	(263)	(1,455)
Income (loss) before income taxes	681	779	67	(870)	657
Applicable income tax (expense) benefit(a)	(129)	(164)	(15)	181	(127)
Net income (loss)	$552	$615	$52	$(689)	$530

For the three months ended September 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,012	$1,390	$98	$(1,055)	$1,445
Provision for credit losses	—	(105)	(1)	(13)	(119)
Net interest income after provision for credit losses	1,012	1,285	97	(1,068)	1,326
Noninterest income	353	274	94	(6)	715
Noninterest expense	(478)	(624)	(90)	4	(1,188)
Income (loss) before income taxes	887	935	101	(1,070)	853
Applicable income tax (expense) benefit(a)	(169)	(196)	(22)	194	(193)
Net income (loss)	$718	$739	$79	$(876)	$660

For the three months ended June 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$1,025	$1,370	$95	$(1,027)	$1,463
(Provision for) benefit from credit losses	9	(65)	—	(121)	(177)
Net interest income after (provision for) benefit from credit losses	1,034	1,305	95	(1,148)	1,286
Noninterest income	336	271	91	28	726
Noninterest expense	(486)	(632)	(93)	(20)	(1,231)
Income (loss) before income taxes	884	944	93	(1,140)	781
Applicable income tax (expense) benefit(a)	(173)	(198)	(20)	211	(180)
Net income (loss)	$711	$746	$73	$(929)	$601

For the three months ended March 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$980	$1,257	$101	$(816)	$1,522
Provision for credit losses	(46)	(51)	—	(67)	(164)
Net interest income after provision for credit losses	934	1,206	101	(883)	1,358
Noninterest income	336	273	92	(5)	696
Noninterest expense	(551)	(645)	(100)	(35)	(1,331)
Income (loss) before income taxes	719	834	93	(923)	723
Applicable income tax (expense) benefit(a)	(139)	(175)	(19)	168	(165)
Net income (loss)	$580	$659	$74	$(755)	$558
(a) Includes taxable equivalent adjustments of $6 million for the three months ended March 31, 2024, $7 million for the three months ended December 31, 2023 and September 30, 2023, $6 million for the three months ended June 30, 2023 and $5 million for the three months ended March 31, 2023.

(b) During the first quarter of 2024, the Bancorp eliminated certain revenue sharing agreements between Wealth and Asset Management and Consumer and Small Business Banking. Prior period results have been adjusted to reflect current presentation.